EXHIBIT 99.1


   OneSource Meets Guidance for the Third Quarter of 2003; Company
     Continues its Record of Profitability and Positive Cash Flow

    CONCORD, Mass.--(BUSINESS WIRE)--Oct. 16, 2003--OneSource
Information Services, Inc. (NASDAQ: ONES), a leading provider of business information solutions, today announced financial results for the third quarter ended September 30, 2003.

    Third Quarter Financial Performance

                                              Q3       Q2       Q3
(In millions, except per share data and      2003     2003     2002
 percentages)

Annualized Contract Value (ACV)              $53.0    $53.1    $55.2
Total Revenues                               $13.9    $14.4    $14.6
Gross Margin                                  68.0%    67.8%    69.1%
Net Income                                    $0.7     $0.7     $1.1
Net Income Per Diluted Share                 $0.06    $0.06    $0.09

    Comments on the Third Quarter

    "We met our financial guidance and achieved our 13th consecutive quarter of profitability," said Dan Schimmel, president and chief executive officer of OneSource. "We are encouraged by the continued interest in our business information solutions, particularly among our target Global 5000 customers, a sector in which we increased business in the third quarter of 2003. However, general economic conditions remain challenging, and we continue to see longer sales cycles for higher dollar purchase decisions."
    OneSource generated $2.4 million in new and upgrade business in the third quarter. Much of this business was driven by the company's most recent offerings, such as the OneSource(R) Synergy(SM) Solutions and OneSource Global Business Browser Asia Pacific product offerings. OneSource added 36 new customers during the third quarter, representing $1.0 million in new business. Financial services, professional services and legal were among the strongest sectors for the company. New Global 5000 customers included Dell, GMAC, Johnson Controls, Nokia, Starwood Hotels & Resorts and Toyota.
    OneSource also posted its best quarter in 2003 with respect to upgrades, generating $1.4 million of additional revenue from existing customers. Among the companies that expanded their relationships with OneSource were ABN AMRO, ADP, Bank One, Georgia Pacific, Marsh & McLennan and Zurich Financial Services. OneSource's dollar-based renewal rate for the third quarter was 72%, which compares with 68% and 80% for the first and second quarters of 2003, respectively. OneSource's year-to-date dollar-based renewal rate on September 30, 2003 was 75%, which is unchanged from the year-to-date dollar-based renewal rate at the end of the second quarter of 2003.
    "We continue to strive to improve renewal rates through proactive customer outreach and training that enable companies to realize the full potential of our comprehensive solution set," continued Schimmel. "In addition, we have been making a series of platform, content and product enhancements to gain additional traction with Global 5000 customers."
    Among the company's third quarter product initiatives was the previously announced launch of the Catalyst(SM) product family of business intelligence modules, which includes the Catalyst/Account Intelligence Module for Siebel eBusiness Applications. This is a component that should enable corporations running on Siebel 7 and Siebel 7.5 to quickly access content from OneSource's Enhanced Information Warehouse(TM) repository. OneSource intends to launch additional Catalyst modules for other widely deployed applications and technology platforms in the months ahead.
    The company also announced the extension of its support for eXtensible Business Reporting Language (XBRL) through the OneSource AppLink(SM) software development kit (SDK) with dynamic, item-level financial data from over 750,000 UK and European companies. OneSource's initial deployment of XBRL data on 28,000 companies worldwide took place in March of 2003. Using XBRL via the AppLink SDK, OneSource customers can now integrate financial data on nearly 800,000 global companies from the OneSource Enhanced Information Warehouse repository into standard business and custom financial applications.
    Additionally, the company augmented the OneSource Enhanced Information Warehouse repository with more than 121,000 executive contacts. OneSource expects that these contacts will enable OneSource's subscribers in sales, marketing and customer service departments to identify and pursue business with difficult-to-find, mid-level executives at more than 28,000 U.S. companies.

    Nine-Month Financial Performance

                                              Ended         Ended
(In millions, except per share data and   September 30, September 30,
 percentages)                                  2003          2002

Total Revenues                                $42.8         $43.2
Gross Margin                                   67.8%         69.0%
Net Income                                     $2.1          $3.3
Net Income Per Diluted Share                  $0.18         $0.26
Cash Flows from Operations                     $5.9         $12.3

    For the first nine months of 2003, OneSource generated $5.9 million in cash from operations and ended the third quarter with $22.3 million in cash and cash equivalents. The company leveraged its cash to repurchase approximately 431,000 shares of common stock at an average price of $7.74 per share in the third quarter. In doing so, it completed its third stock buyback program and spent approximately $1.8 million under a fourth stock buyback program. As announced in July 2003, OneSource's Board of Directors approved the repurchase of up to $7 million worth of common stock under its fourth stock buyback program. Since OneSource approved its initial stock buyback program in 2001, the company has repurchased approximately 2.7 million shares of its common stock and has spent $20.3 million in repurchasing this common stock.

    Business & Financial Outlook

    Schimmel said, "Based on recent trends in IT spending and our near-term sales forecast, we are reducing our full-year guidance for ACV, revenues and cash flow. We are also reducing our guidance for net income based solely on anticipated expenses related to the previously announced unsolicited letter from ValueAct Capital Partners, L.P."
    OneSource undertakes no obligation to update the guidance below, which is subject to change. Please note that OneSource provides earnings guidance in accordance with Generally Accepted Accounting Principles (GAAP). As a result, the company's earnings guidance is based upon net income and net income per diluted share.
    OneSource's financial expectations for the full year 2003, which are subject to change, are as follows:

    --  ACV in the range of $50 million to $56 million.

    --  Revenues in the range of $56 million to $58 million.

    -- Net income per diluted share in the range of $0.18 to $0.23. This figure includes anticipated expenses of between $600,000 and $800,000 related to the unsolicited letter from ValueAct Capital Partners, L.P.

    -- Cash flow from operations in the range of $6 million to $9 million.

    Special Committee Review

    On October 3, 2003, OneSource announced that it had received an unsolicited letter from ValueAct Capital Partners, L.P. expressing its interest in acquiring OneSource's business. ValueAct currently holds approximately a 32% ownership interest in OneSource. OneSource's Board of Directors subsequently formed a special committee of outside independent directors to evaluate OneSource's strategic options to maximize shareholder value. The special committee has engaged Morgan Stanley & Co. and Portico Capital Securities LLC to assist it in this review.

    Third-Quarter Conference Call Reminder

    In conjunction with this news release, OneSource plans to Webcast its quarterly conference call at 11:00 a.m. ET today, October 16, 2003. On the call, OneSource President and Chief Executive Officer Dan Schimmel and Chief Financial Officer Roy Landon will discuss the company's financial results and expectations as well as its strategy for long-term growth. Investors interested in listening to the Webcast should log onto www.onesource.com at least 15 minutes prior to the event's broadcast. Select "Investors" to access the Webcast.

    About OneSource Information Services, Inc.

    OneSource, a recognized leader in business information solutions, delivers unparalleled company, executive, and industry intelligence that make business professionals more effective and productive in completing their critical daily tasks. OneSource products and services support a company's vital business processes including serving their customers, finding and leveraging new opportunities, and managing suppliers and partners.
    OneSource combines and organizes content from over 2,500 information sources supplied by more than 30 world-class content providers, creating an unequalled information resource encompassing corporate families, industries, executives, financials, news, analyst reports, and trade and business press articles. Using its Global Business Taxonomy(TM) system, OneSource links this in-depth information on over 1.7 million companies worldwide resulting in the most extensive company-linked repository of business information in the world.
    Users of OneSource products work faster, smarter, and more productively, whether leveraging OneSource business information through the Web-based OneSource Business Browser(SM) product line or through enterprise applications or portals integrated seamlessly via the OneSource AppLink SDK. To help customers link the OneSource Enhanced Information Warehouse repository into their preferred enterprise applications, OneSource provides consulting and integration services.
    OneSource is headquartered in Concord, MA, with offices located in North America, Europe, and the Pacific Rim. Product information is available at www.onesource.com. Customers include Bank One, Chubb, Citigroup, Cisco, Hewlett Packard, Deloitte & Touche, i2 Technologies, Orange, Royal & SunAlliance, SAS Institute, and Sun Microsystems.

    OneSource, Business Browser, Synergy, Global Business Taxonomy, Catalyst, AppLink, Enhanced Information Warehouse and/or other OneSource product and service names referenced herein are either trademarks or service marks or registered trademarks or service marks of OneSource Information Services, Inc. or its subsidiaries in the United States and/or other countries. All other product and service names mentioned herein are trademarks or service marks of their respective owners.

    Safe Harbor Statement

    This news release contains certain forward-looking statements that are based on the current beliefs and expectations of OneSource's management, as well as assumptions made by, and information currently available to, OneSource's management. Such statements include, but are not limited to, those regarding OneSource's expectations for revenues, net income per diluted share, cash flow from operations, and ACV for the full year 2003; OneSource's expectation that the enhancement of the Enhanced Information Warehouse repository with more than 121,000 executive contacts will enable its subscribers in sales, marketing and customer service departments to identify and pursue business with difficult-to-find, mid-level executives at more than 28,000 U.S. companies; OneSource's competitive position; the functionality and effectiveness of OneSource products and services, including, but not limited to, the Catalyst modules; OneSource's intent to launch further Catalyst modules; and OneSource's ability to increase renewal rates, generate larger contracts, and gain additional blue-chip customers. Because such statements involve risks and uncertainties, actual actions and strategies and the timing and expected results thereof may differ materially from those expressed or implied by such forward-looking statements, and OneSource's future results, performance, or achievements could differ materially from those expressed in, or implied by, any such forward-looking statements. Such risks include, but are not limited to, complementing the OneSource product line with new products and services, which may divert management and technical attention and financial resources; OneSource's reliance on generating revenues from its Web-based product line; political, economic, and business fluctuations in domestic and international markets; a third party initiating a takeover attempt of OneSource notwithstanding the Board's adoption of a shareholder rights plan; and competition in the business information services industry. In addition to the factors noted above, other risks, uncertainties, assumptions, and factors that could affect OneSource's financial results are described in OneSource's recent filings with the United States Securities and Exchange Commission including its Annual Report on Form 10-K for the fiscal year ended December 31, 2002.

                 OneSource Information Services, Inc.
              Condensed Consolidated Statement of Income
         (In thousands, except per share data, and unaudited)

                                 Three months ended  Nine months ended
                                     September 30,    September 30,
                                     2003    2002     2003    2002

Revenues:
   Web-based product               $13,522 $14,042  $41,456 $41,494
   CD Rom product and other            368     515    1,329   1,660
       Total revenues               13,890  14,557   42,785  43,154

Cost of revenues                     4,442   4,501   13,791  13,368

Gross profit:
   Web-based product                 9,463   9,979   28,890  29,397
   CD Rom product and other            (15)     77      104     389
       Total gross profit            9,448  10,056   28,994  29,786

Operating expenses:
   Selling and marketing             4,133   4,385   12,927  12,297
   Platform and product development  2,683   2,279    8,004   7,673
   General and administrative        1,522   1,677    4,734   4,543
   Amortization of other intangible
    assets                              82     115      245     345

       Total operating expenses      8,420   8,456   25,910  24,858

       Income from operations        1,028   1,600    3,084   4,928

Interest income, net                    75      95      301     299

       Income before provision for
        income taxes                 1,103   1,695    3,385   5,227

Provision for income taxes             413     627    1,269   1,934

       Net income                     $690  $1,068   $2,116  $3,293


Basic net income per share           $0.06   $0.09    $0.18   $0.28
Diluted net income per share         $0.06   $0.09    $0.18   $0.26

Weighted average common shares
 outstanding:
       Basic                        11,311  11,797   11,515  11,927
       Diluted                      11,705  12,368   11,901  12,623


                 OneSource Information Services, Inc.
                 Condensed Consolidated Balance Sheet
                     (In thousands and unaudited)

                                           September 30,  December 31,
                                               2003          2002

ASSETS
Cash and cash equivalents                $    22,318    $   23,096
Accounts receivable, net                       6,690        16,499
Deferred subscription costs and other
 current assets                                3,812         5,339
     Total current assets                     32,820        44,934

Property and equipment, net                    4,568         3,629
Goodwill and other intangible assets, net      5,417         5,662
Other assets, net                              5,578         4,573

     Total assets                        $   48,383     $   58,798

LIABILITIES AND STOCKHOLDERS' EQUITY
Current portion of long-term debt        $      948     $        -
Accounts payable and accrued expenses         7,398         11,032
Deferred revenues                            23,342         30,257
     Total current liabilities               31,688         41,289
Long-term debt                                1,639              -
     Total liabilities                       33,327         41,289


Stockholders' equity:
Common stock                                    133            133
Additional paid-in capital                   35,791         35,128
Accumulated deficit                          (5,922)        (5,856)
Accumulated other comprehensive income          644            437
Treasury stock, at cost                     (15,590)       (12,333)
     Total stockholders' equity              15,056         17,509

     Total liabilities and stockholders'
      equity                             $   48,383     $   58,798


                 OneSource Information Services, Inc.
            Condensed Consolidated Statement Of Cash Flows
                     (In thousands and unaudited)

                                                     Nine months ended
                                                        September 30,
                                                        2003    2002

Cash flows relating to operating activities:
  Net income                                         $  2,116 $ 3,293
  Adjustments to reconcile net income to net cash
  provided by operating activities:
   Depreciation and amortization                        2,308   2,383
   Amortization of other intangible assets                245     345
   Amortization of unearned compensation relating to
    grants of stock options                                --      70
   Tax benefits of stock options                          615     554
   Loss on disposal of fixed assets                        (5)      7
   Changes in operating assets and liabilities            629   5,609
   Net cash provided by operating activities            5,908  12,261

Cash flows relating to investing activities:
  Proceeds from restricted time deposits                  603      --
  Purchases of property and equipment                  (2,686) (1,437)
  Capitalization of software development costs         (2,255) (1,047)
   Net cash used by investing activities               (4,338) (2,484)

Cash flows relating to financing activities:
  Issuance of stock pursuant to stock options and
   employee stock purchase plan                         1,256     852
  Repurchase of common stock                           (6,647) (4,976)
  Proceeds from equipment line advance                  2,843      --
  Repayment of equipment line                            (256)     --
   Net cash used by financing activities               (2,804) (4,124)
Effect of exchange rate changes on cash and cash
 equivalents                                              456     314
Increase in cash and cash equivalents                    (778)  5,967
Cash and cash equivalents, beginning of year           23,096  18,162
Cash and cash equivalents, end of period             $ 22,318 $24,129

    CONTACT: OneSource Information Services, Inc.
             Investor Contact:
             Roy Landon, 978-318-4377
             Roy_Landon@onesource.com
             or
             Sharon Merrill Associates, Inc.
             Media Contact:
             Jason Fredette, 617-542-5300
             jfredette@InvestorRelations.com